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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 2, 1997


                        MFS COMMUNICATIONS COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)


   Delaware                      0-21594                     47-0714388
(State or Other              (Commission File             (I.R.S. Employer
Jurisdiction of                  Number)               Identification Number)
 Incorporation)


                           11808 Miracle Hills Drive
                             Omaha, Nebraska 68154
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code:  (402) 231-3000




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ITEM 5.  OTHER EVENTS.

        On July 2, 1997, WorldCom, Inc., the parent of MFS Communications Company, Inc. (the "Company"), announced that the Company has elected to begin the accrual and payment of cash interest on its 9-3/8% Senior Discount Notes due January 15, 2004 and its 8-7/8% Senior Discount Notes due January 15, 2006. Cash interest on each issue of Notes will accrue from July 15, 1997 and will be paid semi-annually in arrears starting on January 15, 1998. Prior to making this election, cash interest on the 9-3/8% Notes was scheduled to accrue from January 15, 1999 and be paid semi-annually in arrears starting July 15, 1999 and cash interest on the 8-7/8% notes was scheduled to accrue from January 15, 2001 and be paid semi-annually in arrears starting July 15, 2001.

        Pursuant to the terms of the Notes, upon making this election, the principal amount of each Note is reduced to the Accreted Value (as defined in the Note) of the Note as of July 15, 1997. The Accreted Value as of July 15, 1997 of the 9-3/8% Notes and the 8-7/8% Notes will be $871.60 and $737.91, respectively, per $1,000 original principal amount at stated maturity of each Note. Cash interest will be computed on the reduced principal amount of each Note at the stated rate interest on the Note.

        A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.


ITEM 7 (c) EXHIBITS.

                   Exhibit 99.1      Press Release dated July 2, 1997.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MFS COMMUNICATIONS COMPANY, INC.



                                         By: /s/ Robert J. Ludvik
                                            -----------------------------
                                            Robert J. Ludvik
                                            Vice President and Controller

July 9, 1997



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                               INDEX TO EXHIBITS

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------

 99.1              Press Release dated July 2, 1997.